                                                                    Exhibit 99.1

                         Form 4 Joint Filer Information

Name: Rockport Capital Partners, L.P.

Address: 160 Federal Street
         18th Floor
         Boston, Massachusetts 02110

Designated Filer:  Alexander Ellis

Issuer & Ticker Symbol:  Comverge (COMV)

Date of Event Requiring Statement: 4/18/2007